                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE                              CONTACTS
October 26, 2005                    Gene Hynes                 Victor Emmanuel
                                    Lynch Corporation          Creative Partners
                                    203.622.1150               203.705.9203
                                    ghynes@lynchcorp.com

                           LYNCH CORPORATION ANNOUNCES
             RECORD DATE AND SUBSCRIPTION PRICE FOR RIGHTS OFFERING

GREENWICH, CONN, OCTOBER 26, 2005-- Lynch Corporation (ASE: LGL) today announced that  is has set  Wednesday,  November  9,  2005,  as the  record  date  for its previously  announced  rights  offering.  The offering will grant holders of the company's common stock  transferable  subscription  rights to purchase shares of the  Company's  common  stock at a  subscription  price of $7.25 per share.  The subscription  price represents a discount of 37% from $11.51, the average of the closing  prices of our  common  shares  over the 30 trading  day  period  ending
October  25, 2005 and a discount of 28% from  $10.00,  the closing  price of our common shares on October 25, 2005.

Under the terms of the offering,  holders of the Company's  common stock will be entitled to one transferable  subscription  right for each share of common stock held on the record date,  November 9, 2005. Every three such rights will entitle the  shareholder  to subscribe for one common share at a  subscription  price of
$7.25 per share.  The basic  subscription  rights will be  transferable.  If any holders of subscription  rights do not exercise their basic subscription  rights in full, the Company will permit stockholders on the record date who do exercise their basic  subscription  rights in full to subscribe for up to an equal number of additional shares at the same  subscription  price per share. In the event of oversubscription,  the additional  common shares will be allocated on a pro rata basis.

The Registration Statement for the rights offering has not yet become effective.
As soon as practicable  after the effective date of the Registration  Statement, the Company  expects to mail to holders of common  stock as of the record date a prospectus for the rights offering accompanied by a Subscription Certificate and related  instructions  for exercising the rights.  The prospectus will contain a description  of the rights  offering  and other  information.  The  subscription rights will be exercisable for 30 days from the date the Registration  Statement becomes effective, unless extended by the Company for up to 15 days.

Lynch is a holding company for two manufacturing subsidiaries:

     o      MtronPTI, which designs and manufactures components that control the frequency of electronic signals in communications systems.

     o      Lynch Systems,  Inc., which produces advanced  manufacturing systems for the electronic display and consumer glass industries.

NOTE: This press release is not an offering,  which can be made only by means of the prospectus.  Lynch  stockholders are not required to take any action at this time. A registration  statement relating to these securities has been filed with the U.S.  Securities and Exchange  Commission but has not yet become  effective.
These  securities may not be sold nor may offers to buy be accepted prior to the time the registration  statement becomes effective.  This announcement shall not constitute an offer to sell or the solicitation of an offer to buy nor there any sale of these securities in any state in which such offer,  solicitation or sale would be unlawful prior to  registration or  qualification  under the securities laws of any such state.

                                      # # #

CAUTION CONCERNING FORWARD LOOKING STATEMENTS

THIS DOCUMENT INCLUDES CERTAIN  "FORWARD-LOOKING  STATEMENTS" WITHIN THE MEANING
OF THE PRIVATE  SECURITIES  LITIGATION  REFORM ACT OF 1995. THESE STATEMENTS ARE
BASED ON MANAGEMENT'S  CURRENT  EXPECTATIONS  AND ARE SUBJECT TO UNCERTAINTY AND
CHANGES  IN  CIRCUMSTANCES.  ACTUAL  RESULTS  MAY DIFFER  MATERIALLY  FROM THESE
EXPECTATIONS   DUE  TO  CHANGES  IN  GLOBAL   POLITICAL,   ECONOMIC,   BUSINESS,
COMPETITIVE,  MARKET AND REGULATORY  FACTORS.  MORE DETAILED  INFORMATION  ABOUT
THOSE FACTORS IS CONTAINED IN LYNCH  CORPORATION'S  FILINGS WITH THE  SECURITIES
AND EXCHANGE COMMISSION.